welltower

1Q18 Supplemental Information

WELL
LISTED
NYSE

Table of Contents

(dollars in thousands, at Welltower pro rata ownership)

Portfolio Composition

	Average Age	Properties	Total	Beds/Unit Mix: Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors housing triple-net	13	405	35,413	7,894	20,450	6,523	546
Long-term/post-acute care	18	182	21,719	40	1,076	127	20,476
Seniors housing operating	15	514	61,753	28,106	21,696	11,583	368
			Square Feet				
Outpatient medical	12	251	16,330,391				
Land parcels		14					
Total	**14**	**1,366**					

NOI Performance

	Same Store[1]							In-Place Portfolio[2]			
	Properties		1Q17 NOI		1Q18 NOI	% Change		Properties		Annualized In-Place NOI	% of Total
Seniors housing triple-net[3]	349	$	117,064	$	120,582	3.0%		376	$	528,308	26.9%
Long-term/post-acute care[3]	147		48,417		49,595	2.4%		158		209,572	10.7%
Seniors housing operating	461		212,306		213,588	0.6%		500		887,812	45.1%
Outpatient medical	226		77,421		79,659	2.9%		243		339,904	17.3%
Total	**1,183**	**$**	**455,208**	**$**	**463,424**	**1.8%**		**1,277**	**$**	**1,965,596**	**100.0%**

Portfolio Performance

Stable Portfolio[4]	Occupancy	EBITDAR Coverage[5]	EBITDARM Coverage[5]	Facility Revenue Mix: Private Pay	Medicaid	Medicare	Other Government[6]
Seniors housing triple-net	87.7%	1.09x	1.25x	93.5%	3.2%	0.5%	2.8%
Long-term/post-acute care	82.6%	1.50x	1.83x	31.4%	34.2%	34.4%	0.0%
Seniors housing operating	87.6%	n/a	n/a	98.4%	0.1%	0.2%	1.3%
Outpatient medical	94.0%	n/a	n/a	99.0%	0.0%	0.0%	1.0%
Total		**1.20x**	**1.41x**	**94.8%**	**2.0%**	**1.8%**	**1.4%**

Property Acquisitions/Joint Ventures Detail

Seniors Housing Operating

Operator	Units	Location				MSA
Cogir Management Corporation	221	269 Boulevard Ste. Rose	Laval	Quebec	CA	Montreal
Cogir Management Corporation	85	263 Boulevard Ste. Rose	Laval	Quebec	CA	Montreal
Cogir Management Corporation	335	6700 Boulevard Gouin Est	Montreal-Nord	Quebec	CA	Montreal
Cogir Management Corporation	367	1000 Avenue Rockland	Outremont	Quebec	CA	Montreal
Cogir Management Corporation	208	795 Rue Alain	Quebec City	Quebec	CA	Quebec
Cogir Management Corporation	250	650-700 Avenue Murray	Quebec City	Quebec	CA	Quebec
Sunrise Senior Living	302	2610 Barracks Rd	Charlottesville	Virginia	US	
Sunrise Senior Living	524	6343 Via De Sonrise Del Sur	Boca Raton	Florida	US	Miami
Silverado Senior Living	90	13391 N. 94th Drive	Peoria	Arizona	US	Phoenix
Total	**2,382**					

Outpatient Medical

Health System	Square Feet	Location				MSA
Florida Medical Clinic Physician Group	81,251	14547 Bruce B Downs	Tampa	Florida	US	Tampa
Florida Medical Clinic Physician Group	23,577	12500 N Dale Mabry	Tampa	Florida	US	Tampa
Adventist	35,906	2301 S. Clear Creek	Killeen	Texas	US	
Subtotal	**140,734**					

Notes:

(1) See page 23 for reconciliation.

(2) Excludes land parcels, loans, developments and investments held for sale. See page 21 for reconciliation.

(3) Same store NOI for these property types represents rent cash receipts excluding the impact of expansions.

(4) Data as of March 31, 2018 for seniors housing operating and outpatient medical and December 31, 2017 for remaining asset types.

(5) Represents trailing twelve month coverage metrics.

(6) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars in thousands at Welltower pro rata ownership)

Relationship Investment History


$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
2014
2015
2016
2017
1Q18
Existing relationships
New relationships

Gross Investments

	2014	2015	2016	2017	1Q18	14-18 Quarterly Average
Existing	$ 2,018,581	$ 3,707,612	$ 2,768,874	$ 1,113,787	$ 389,949	$ 611,103
New	1,561,250	1,112,520	238,167	110,367	188,034	199,904
Total	$ 3,579,831	$ 4,820,132	$ 3,007,041	$ 1,224,154	$ 577,983	$ 811,007
% Existing	56%	77%	92%	91%	67%	75%

Detail of Acquisitions/JVs

	2014	2015	2016	2017	1Q18	14-18 Total
Count	41	44	22	18	5	135
Total	$ 2,981,276	$ 3,765,912	$ 2,287,973	$ 742,020	$ 475,786	$ 10,728,753
Low	3,500	6,080	10,618	7,310	4,950	3,500
Median	31,150	33,513	27,402	24,025	42,789	29,538
High	880,157	437,472	1,150,000	149,400	217,000	1,150,000

Investment Timing

	Acquisitions/ Joint Ventures	Yield	Loan Advances[1]	Yield	Construction Conversions	Yield	Dispositions	Yield
January	$ 4,950	7.8%	$ 2,063	9.6%	$ 37,739	12.6%	$ 839,528	6.2%
February	188,034	6.5%	13,291	6.4%	14,968	8.5%	5,007	9.0%
March	282,802	6.8%	27,401	5.4%	84,055	7.9%	142,962	9.7%
Total	**$ 475,786**	**6.7%**	**$ 42,755**	**5.9%**	**$ 136,762**	**9.3%**	**$ 987,497**	**6.7%**

Notes:
(1) Includes advances for non-real estate loans and excludes advances for development loans.

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)

Gross Investment Activity

	First Quarter 2018					
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint ventures[1]						
Seniors housing operating	9	2,382	units	$ 428,047	$ 184,312	6.7%
Outpatient medical	3	140,734	sf	47,739	339	6.0%
Total acquisitions	12			$ 475,786		6.7%
Development[2]						
Development projects:						
Seniors housing triple-net	7	650	units	$ 13,203		
Long-term/post-acute care	1	120	beds	4,745		
Seniors housing operating	6	849	units	18,324		
Outpatient medical	5	430,270	sf	16,514		
Total development projects	19			$ 52,786		
Expansion projects:						
Seniors housing triple-net	3	91	units	6,656		
Total expansion projects	3			$ 6,656		
Total development	22			$ 59,442		8.0%
Loan advances[3]				42,755		5.9%
Gross investments				$ 577,983		6.8%
Dispositions[4]						
Seniors housing triple-net	25	2,453	units	$ 434,804	$ 177,254	7.0%
Long-term/post-acute care	2	180	beds	24,985	138,806	13.1%
Seniors housing operating	2	250	units	6,908	50,192	6.5%
Outpatient medical	18	1,441,588	sf	428,727	300	6.0%
Real property dispositions	47			$ 895,424		6.7%
Loan payoffs				92,073		7.2%
Total dispositions	47			$ 987,497		6.7%
Net investments				$ (409,514)		

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

(dollars in thousands at Welltower pro rata ownership)

In-Place NOI Diversification[1]

By Partner:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
Sunrise Senior Living North America	123	$ -	$ -	$ 243,824	$ -	$ 243,824	12.4%
Sunrise Senior Living United Kingdom	44	-	-	76,239	-	76,239	3.9%
Brookdale Senior Living	145	131,684	-	18,570	-	150,254	7.6%
Revera	98	-	-	118,321	-	118,321	6.0%
Genesis HealthCare	95	-	101,529	-	-	101,529	5.2%
Benchmark Senior Living	48	-	-	90,852	-	90,852	4.6%
Brandywine Senior Living	27	74,123	-	-	-	74,123	3.8%
Senior Resource Group	24	-	-	71,927	-	71,927	3.7%
Belmont Village	19	-	-	67,722	-	67,722	3.4%
Avery	50	53,997	-	732	-	54,729	2.8%
Sagora Senior Living	30	20,906	-	33,492	-	54,398	2.8%
Remaining	574	247,598	108,043	166,133	339,904	861,678	43.8%
Total	**1,277**	**$ 528,308**	**$ 209,572**	**$ 887,812**	**$ 339,904**	**$ 1,965,596**	**100.0%**

By Country:

By Country:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
United States	1,015	$ 444,978	$ 202,674	$ 641,269	$ 319,221	$ 1,608,142	81.9%
United Kingdom	110	79,804	-	75,213	20,683	175,700	8.9%
Canada	152	3,526	6,898	171,330	-	181,754	9.2%
Total	**1,277**	**$ 528,308**	**$ 209,572**	**$ 887,812**	**$ 339,904**	**$ 1,965,596**	**100.0%**

By MSA:

By MSA:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
New York	62	$ 74,041	$ 12,934	$ 49,914	$ 8,460	$ 145,349	7.4%
Los Angeles	64	2,691	-	100,065	25,785	128,541	6.5%
Greater London	49	35,686	-	48,855	20,683	105,224	5.4%
Philadelphia	37	20,300	28,168	8,688	22,853	80,009	4.1%
Dallas	51	17,348	3,758	25,852	29,184	76,142	3.9%
Boston	38	1,757	4,758	59,866	1,144	67,525	3.4%
Seattle	28	16,173	-	18,849	13,682	48,704	2.5%
San Francisco	17	12,141	-	32,088	-	44,229	2.3%
Toronto	26	-	-	42,218	-	42,218	2.1%
Houston	26	4,173	-	11,242	25,058	40,473	2.1%
Chicago	22	11,576	1,446	21,154	2,136	36,312	1.8%
Washington D.C.	19	7,690	5,752	21,027	-	34,469	1.8%
San Diego	13	-	2,820	26,835	1,631	31,286	1.6%
Minneapolis	19	12,582	-	4,058	13,147	29,787	1.5%
Kansas City	24	7,905	5,451	8,518	7,003	28,877	1.5%
Montréal	19	-	-	28,521	-	28,521	1.5%
Atlanta	17	2,278	-	7,771	17,573	27,622	1.4%
Indianapolis	16	8,068	9,476	-	9,817	27,361	1.4%
Miami	23	-	-	7,656	17,706	25,362	1.3%
Raleigh	10	16,907	-	2,444	-	19,351	1.0%
Remaining	697	276,992	135,009	362,191	124,042	898,234	45.5%
Total	**1,277**	**$ 528,308**	**$ 209,572**	**$ 887,812**	**$ 339,904**	**$ 1,965,596**	**100.0%**

Notes:

(1) Represents current quarter annualized in-place NOI. See page 21 for reconciliation.

Top Ten Operating Partner Descriptions

Sunrise Senior Living North America, located in McLean, VA, is a privately held company that operates over 320 premium private pay seniors housing communities with over 30,000 units in the United States and Canada. The portfolio is concentrated in infill locations in major metro markets. As of 3/31/18, the Welltower portfolio consists of 123 private pay seniors housing facilities and three developments in 26 states, the District of Columbia and a Canadian Province. **Sunrise Senior Living United Kingdom,** located in Beaconsfield, UK, is a wholly-owned subsidiary of Sunrise Senior Living. As of 3/31/18, Welltower owns 44 facilities with over 3,000 units in the United Kingdom, with a large concentration in Greater London.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides IL, AL, memory care, and rehab services. The company operates approximately 1,000 seniors housing facilities located in 47 states and has the ability to serve over 100,000 residents. As of 3/31/18, the Welltower portfolio consisted of 145 seniors housing facilities in 29 states.

Revera, headquartered in Mississauga, Ontario, is a leading owner, operator and investor in the senior living sector. Revera owns or operates more than 500 properties across Canada, the United States and the United Kingdom, serving more than 55,000 seniors and employing over 50,000 people. The company offers seniors' apartments, IL, AL, memory care, and long term care. As of 3/31/18, the Welltower portfolio consisted of 98 private pay seniors housing facilities located across seven Canadian provinces operated by Revera.

Genesis Healthcare (NYSE:GEN), located in Kennett Square, PA, is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with approximately 450 skilled nursing centers and senior living communities in 29 states nationwide. Genesis subsidiaries also supply rehabilitation therapy to approximately 1,700 locations in 45 states and the District of Columbia. As of 3/31/18, the wholly-owned Welltower portfolio consisted of 67 long term/post-acute care properties and one development project. Welltower also owns a minority stake in a joint venture which owns 28 long term/post-acute care properties. The Welltower properties are spread across 14 states.

Benchmark Senior Living, located in Waltham, MA, is a privately held company that operates private pay seniors housing facilities across eight states with a concentration in New England. As of 3/31/18, the Welltower portfolio consisted of 48 private pay seniors housing facilities in six states.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates premium private pay seniors housing facilities with over 2,700 units in six states. The company has a concentration in infill markets in the Mid-Atlantic. As of 3/31/18, the Welltower portfolio consisted of 27 existing facilities located in six states.

Senior Resource Group, headquartered in Solana Beach, CA, is an award-winning, fully integrated developer, owner and operator of IL, AL and memory care senior living communities across the United States. Senior Resource Group operates over 30 communities across six states. As of 3/31/18, the Welltower portfolio consisted of 24 seniors housing facilities in five states.

Belmont Village, located in Houston, TX, is a privately held company that operates premium private pay seniors housing facilities across seven U.S. states as well as Mexico. The portfolio is concentrated in infill locations in major metro markets. As of 3/31/18, the Welltower portfolio consisted of 19 private pay seniors housing facilities in five states.

Avery, located in Northampton, UK, is a privately held company that develops and operates high quality private pay oriented seniors housing facilities across England. As of 3/31/18, the Welltower portfolio consisted of 50 private pay seniors housing facilities in nine regions in England.

Sagora, located in Fort Worth, TX, is a privately held company that develops and operates seniors housing facilities across five states. As of 3/31/18, the Welltower portfolio consisted of 30 seniors housing facilities in four states.

Triple-Net Payment Coverage Stratification

	EBITDARM Coverage[1]					EBITDAR Coverage[1]				
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.2%	0.1%	0.3%	3	2	0.2%	0.1%	0.3%	3	2
0.85x-0.95x						2.6%		2.6%	10	4
0.95x-1.05x	2.5%		2.5%	9	3	2.6%		2.6%	14	4
1.05x-1.15x	0.1%		0.1%	11	1	14.1%	1.6%	15.7%	9	11
1.15x-1.25x	7.4%		7.4%	11	8	0.8%		0.8%	9	3
1.25x-1.35x	9.4%		9.4%	8	5	2.4%	5.1%	7.6%	17	5
>1.35x	3.9%	8.8%	12.7%	14	16	0.8%	2.1%	2.8%	10	6
Total	**23.5%**	**8.9%**	**32.4%**	**11**	**35**	**23.5%**	**8.9%**	**32.4%**	**11**	**35**

(dollars in thousands at Welltower pro rata ownership)

Revenue and Lease Maturity[2]

	Rental Income						
Year	Seniors Housing Triple-net	Long-Term / Post-Acute Care	Outpatient Medical	Interest Income	Seniors Housing Operating	Total Revenues	% of Total
2018	$ 35,246	$ -	$ 17,062	$ 1,825	$ -	$ 54,133	1.3%
2019	-	-	28,877	8,488	-	37,365	0.9%
2020	13,447	4,293	32,217	6,613	-	56,570	1.4%
2021	3,203	4,310	39,541	1,941	-	48,995	1.2%
2022	3,636	7,425	41,831	30,376	-	83,268	2.0%
2023	1,437	2,738	27,337	2,865	-	34,377	0.8%
2024	10,842	-	31,862	860	-	43,564	1.1%
2025	64,843	3,171	18,579	2,939	-	89,532	2.2%
2026	51,329	19,602	28,533	708	-	100,172	2.5%
2027	88,825	2,279	9,734	3,468	-	104,306	2.6%
2028	65,614	36,487	13,692	1,156	-	116,949	2.9%
Thereafter	234,965	143,311	93,739	4,624	2,841,753	3,318,392	81.2%
	$ 573,387	**$ 223,616**	**$ 383,004**	**$ 65,863**	**$ 2,841,753**	**$ 4,087,623**	**100.0%**
Weighted Avg Maturity Years	11	13	7	4	n/a	10 [3]	

Notes:

(1) Represents trailing twelve month coverage metrics as of December 31, 2017 for stable portfolio only. Agreements included represent 87% of total seniors housing triple-net and long-term/post-acute care In-Place NOI. See page 21 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.

(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable. Seniors Housing Operating revenue represents current quarter resident fee and service income annualized and adjusted for timing adjustments for current quarter acquisitions.

(3) Total weighted average revenue maturity includes rental/interest income and excludes seniors housing operating revenues which have no fixed maturities.

(Currency amounts in thousands, except per bed/unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Quality Indicators

Long-Term/Post-Acute Care		US Portfolio[1,3]		Industry Benchmarks[2]
Property age		18		39
Quality mix (revenues)		65.8%		44.8%
EBITDARM per bed	$	23,041		DNA
Seniors Housing Operating		**US Portfolio[3,5,6]**		**Industry Benchmarks[4]**
Property age		14		21
5 year total population growth		3.7%		3.5%
5 year 75+ population growth		14.0%		12.2%
Housing value	$	532,062	$	209,770
Household income	$	91,619	$	61,045
REVPOR	$	7,125	$	4,668
SS REVPOR growth		3.7%		2.6%
SSNOI per unit	$	22,925	$	17,827
SSNOI growth		1.0%		DNA
		UK Portfolio[3,5,6]		**Industry Benchmarks[7]**
Property age		10		20
Units per property		79		41
5 year total population growth		3.8%		3.3%
5 year 75+ population growth		19.0%		8.9%
Housing value	£	473,565	£	289,612
REVPOR	£	6,465	£	3,241
SS REVPOR growth		1.7%		7.4%
SSNOI per unit	£	22,412	£	8,045
SSNOI growth		-5.5%		DNA
		Canadian Portfolio[3,5,6]		**Industry Benchmarks[8]**
5 year total population growth		5.1%		4.9%
5 year 75+ population growth		20.0%		DNA
Housing value	C$	655,219	C$	537,960
Household income	C$	100,135	C$	96,065
REVPOR	C$	3,688	C$	2,473
SS REVPOR growth		2.4%		2.3%
SSNOI per unit	C$	15,320		DNA
SSNOI growth		1.8%		DNA

Notes:

(1) Welltower data as of December 31, 2017 for long-term/post-acute care. EBITDARM per bed represents trailing twelve months results for stable portfolio.

(2) Property age per 1Q18 NIC MAP for Majority NC Properties in the primary and secondary markets; quality mix per NIC Skilled Nursing Data Report, December 31, 2017.

(3) Property age, housing value and household income are NOI-weighted as of March 31, 2018. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 22 for reconciliations.

(4) Property age, REVPOR and REVPOR growth per 1Q18 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2018-2023 Claritas projections; housing value and household income are the US median per Claritas 2018; NOI per unit per The State of Seniors Housing 2017 and represents 2016 results.

(5) REVPOR is based on total 1Q18 results. See page 22 for reconciliation.

(6) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.35. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.25. See page 22 for reconciliation.

(7) Property age and units per property per LaingBuisson, Care of Older People 28th Edition; population growth reflects 2017-2022 CACI projections; housing value represents UK average per CACI 2017; REVPOR, REVPOR growth and NOI per unit per Knight Frank 2017 Care Homes Trading Performance Review and assumes a 5% management fee.

(8) Occupancy per Canada Mortgage and Housing Corporation's Seniors' Housing Report 2017; population growth reflects 2017-2022 Environics projection; housing value and household income represents Canadian average per Environics 2017; REVPOR and REVPOR growth represent annual averages from CMHC Seniors' Housing Report.

(dollars in thousands at Welltower pro rata ownership)

New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 2.7% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)

	Welltower			Welltower									
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)	Est. Annual Job Growth(9)
Los Angeles	37 / 4,253	$100,065	15.6%	3 / 513	5 / 940	$4,543	3.4%	13.2%	6,880	$91,335	$822,838	0.3%	1.6%
Boston	32 / 2,410	59,866	9.3%	1 / 96	1 / 98	1,580	3.5%	10.3%	3,013	105,300	547,278	3.2%	0.9%
New York	16 / 1,216	49,914	7.8%	3 / 401	3 / 181	5,286	0.7%	7.0%	5,537	107,216	509,425	5.4%	1.3%
San Francisco	12 / 1,320	32,088	5.0%	1 / 125	1 / 79	2,917	4.8%	15.6%	7,468	112,383	1,009,845	0.0%	1.9%
San Diego	10 / 1,309	26,835	4.2%	-	-	-	4.3%	17.9%	4,875	93,057	736,587	0.8%	1.9%
Dallas	13 / 1,839	25,852	4.0%	2 / 259	2 / 352	3,327	7.5%	26.0%	3,327	74,152	256,632	3.2%	2.7%
Chicago	14 / 1,656	21,154	3.3%	1 / 102	1 / 122	743	0.3%	14.7%	3,290	87,747	326,130	4.4%	0.7%
Washington D.C.	11 / 952	21,027	3.3%	2 / 254	5 / 435	3,970	3.8%	14.4%	4,460	120,316	679,373	3.5%	1.0%
Seattle	10 / 1,094	18,849	2.9%	-	-	-	5.8%	19.0%	5,047	88,305	490,095	-0.6%	3.1%
San Jose	6 / 735	16,099	2.5%	-	-	-	5.3%	14.5%	6,353	115,812	1,106,196	-0.6%	2.9%
New Haven	6 / 688	12,969	2.0%	-	-	-	-0.4%	4.9%	2,351	63,656	207,476	-0.3%	-0.2%
Houston	8 / 947	11,242	1.8%	2 / 348	2 / 263	3,119	8.3%	29.1%	3,546	90,625	439,406	3.7%	2.2%
Norwalk	4 / 419	9,843	1.5%	2 / 252	2 / 215	5,531	1.6%	9.8%	1,639	114,750	444,712	7.8%	-0.4%
Providence	5 / 600	9,513	1.5%	-	-	-	0.9%	8.7%	3,130	88,007	343,741	-0.4%	1.2%
Phoenix	7 / 768	9,276	1.4%	-	-	-	6.7%	18.2%	3,343	73,318	327,293	9.5%	3.0%
Santa Maria, CA	2 / 605	9,170	1.4%	-	-	-	4.2%	8.2%	2,819	86,810	677,036	N/A	2.2%
Philadelphia	5 / 374	8,688	1.4%	2 / 253	2 / 139	3,313	0.9%	4.7%	1,912	99,073	388,034	1.9%	0.9%
Kansas City	6 / 784	8,518	1.3%	2 / 357	1 / 90	775	3.1%	14.1%	2,356	81,746	269,510	3.9%	1.6%
San Antonio	3 / 725	7,788	1.2%	-	-	-	9.1%	26.1%	2,730	61,975	203,809	-1.1%	2.4%
Atlanta	6 / 610	7,771	1.2%	4 / 687	4 / 443	5,174	6.7%	26.7%	3,593	86,009	421,627	8.9%	2.0%
Miami	2 / 849	7,656	1.2%	-	-	-	6.9%	30.2%	3,895	88,009	382,512	1.6%	1.2%
Hartford	4 / 351	7,624	1.2%	-	-	-	-0.1%	5.3%	1,284	92,218	269,431	0.9%	0.9%
Manchester, NH	2 / 168	6,891	1.1%	-	-	-	1.1%	8.4%	1,916	75,837	249,934	N/A	-0.2%
Denver	3 / 510	6,806	1.1%	2 / 216	2 / 304	444	7.6%	22.4%	3,954	85,541	442,454	5.7%	2.6%
Detroit	5 / 296	6,734	1.1%	1 / 60	1 / 69	1,854	0.5%	5.2%	3,679	82,418	227,864	2.0%	0.9%
Total - Top 25	229 / 25,478	$502,238	78.3%	28 / 3,923	32 / 3,730	$42,577	3.6%	14.3%	4,365	$95,044	$585,099	2.3%(10)	1.5%(10)
All Other US SHO Markets	75 / 9,474	139,031	21.7%	10 / 1,423	10 / 1,223	11,326	3.9%	13.2%	2,343	79,613	346,117		
Total US SHO	304 / 34,952	$641,269	100.0%	38 / 5,346	42 / 4,953	$53,903	3.7%	14.0%	3,871	$91,619	$532,062		
% of Total IPNOI						2.7%							
US National Average							3.5%	12.2%	93	$61,045	$209,770	2.6%(11)	1.5%

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.

(2) Represents annualized IPNOI. See pages 4 and 21 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.

(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2018-2023.

(6) Average population density data represents average population per square mile within a 3-mile ring based on 2018 Claritas estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 1Q18. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by NOI.

(9) Annual job growth data represents MSA level growth from February 2017-February 2018 per Bureau of Labor Statistics.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

(dollars in thousands at Welltower pro rata ownership)

New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 5.8% of our total annualized In-Place NOI (IPNOI).

	Welltower			5-Mile Ring[1]									
				Welltower									
MSA	Prop. / Units	Annualized IPNOI[2]	% of US SHO Portfolio	Prop. / Units Under Construction[3]	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted[4]	5 Year Total Pop. Growth[5]	5 Year 75+ Pop. Growth[5]	Avg. Pop. Density[6]	Household Income[7]	Housing Value[7]	Est. Net Annual Inventory Growth[8]	Est. Annual Job Growth[9]
Los Angeles	37 / 4,253	$100,065	15.6%	4 / 611	9 / 1,330	$7,610	3.4%	13.4%	6,667	$85,462	$759,367	0.3%	1.6%
Boston	32 / 2,410	59,866	9.3%	3 / 207	3 / 251	2,406	3.6%	10.8%	2,844	103,731	534,146	3.2%	0.9%
New York	16 / 1,216	49,914	7.8%	8 / 1,112	7 / 483	20,845	1.0%	7.5%	7,506	104,105	481,667	5.4%	1.3%
San Francisco	12 / 1,320	32,088	5.0%	1 / 125	1 / 79	2,917	4.9%	15.3%	6,380	110,322	958,780	0.0%	1.9%
San Diego	10 / 1,309	26,835	4.2%	2 / 710	2 / 249	3,220	4.7%	17.0%	4,400	89,980	680,723	0.8%	1.9%
Dallas	13 / 1,839	25,852	4.0%	5 / 630	4 / 639	6,896	7.3%	24.8%	3,154	70,585	250,720	3.2%	2.7%
Chicago	14 / 1,656	21,154	3.3%	5 / 581	3 / 360	6,092	0.2%	15.0%	3,033	89,497	335,399	4.4%	0.7%
Washington D.C.	11 / 952	21,027	3.3%	5 / 582	8 / 679	7,118	4.3%	15.6%	4,599	112,161	622,712	3.5%	1.0%
Seattle	10 / 1,094	18,849	2.9%	-	-	-	6.0%	20.9%	4,765	85,358	487,539	-0.6%	3.1%
San Jose	6 / 735	16,099	2.5%	-	-	-	5.2%	14.8%	5,456	115,143	1,100,300	-0.6%	2.9%
New Haven	6 / 688	12,969	2.0%	1 / 160	1 / 103	1,293	-0.1%	5.5%	2,343	67,294	230,104	-0.3%	-0.2%
Houston	8 / 947	11,242	1.8%	2 / 348	2 / 263	3,119	8.5%	31.8%	3,592	81,221	305,261	3.7%	2.2%
Norwalk	4 / 419	9,843	1.5%	2 / 252	3 / 329	4,932	1.4%	9.6%	1,829	86,412	433,739	7.8%	-0.4%
Providence	5 / 600	9,513	1.5%	-	-	-	0.9%	8.5%	2,594	88,146	339,214	-0.4%	1.2%
Phoenix	7 / 768	9,276	1.4%	9 / 1,648	6 / 721	6,350	6.8%	19.2%	3,038	69,512	298,383	9.5%	3.0%
Santa Maria, CA	2 / 605	9,170	1.4%	-	-	-	4.8%	9.2%	1,666	80,839	707,779	N/A	2.2%
Philadelphia	5 / 374	8,688	1.4%	2 / 253	2 / 139	3,313	0.9%	5.4%	2,154	95,124	356,206	1.9%	0.9%
Kansas City	6 / 784	8,518	1.3%	3 / 429	3 / 451	3,550	3.3%	14.2%	2,218	76,415	239,178	3.9%	1.6%
San Antonio	3 / 725	7,788	1.2%	-	-	-	8.8%	25.8%	2,557	63,090	194,922	-1.1%	2.4%
Atlanta	6 / 610	7,771	1.2%	6 / 995	5 / 535	6,148	6.7%	27.9%	3,322	82,774	381,352	8.9%	2.0%
Miami	2 / 849	7,656	1.2%	1 / 132	1 / 325	769	6.8%	20.2%	4,300	65,729	280,091	1.6%	1.2%
Hartford	4 / 351	7,624	1.2%	1 / 222	1 / 54	138	-0.2%	4.4%	1,204	87,632	257,194	0.9%	0.9%
Manchester, NH	2 / 168	6,891	1.1%	-	-	-	1.2%	10.2%	1,535	75,288	258,683	N/A	-0.2%
Denver	3 / 510	6,806	1.1%	4 / 466	2 / 304	450	7.3%	24.3%	4,051	86,831	381,072	5.7%	2.6%
Detroit	5 / 296	6,734	1.1%	3 / 288	3 / 201	4,258	0.6%	7.2%	3,679	72,771	201,761	2.0%	0.9%
Total - Top 25	229 / 25,478	$502,238	78.3%	67 / 9,751	66 / 7,495	$91,423	3.7%	14.7%	4,291	$91,097	$552,544	2.3%[10]	1.5%[10]
All Other US SHO Markets	75 / 9,474	139,031	21.7%	20 / 2,673	18 / 1,867	23,087	4.0%	13.7%	2,116	74,384	324,179		
Total US SHO	304 / 34,952	$641,269	100.0%	87 / 12,424	84 / 9,362	$114,510	3.8%	14.5%	3,762	$87,388	$501,863		
% of Total IPNOI						5.8%							
US National Average							3.5%	12.2%	93	$61,045	$209,770	2.6%[11]	1.5%

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. For this table, we have applied a 5-mile competitive ring to all of our properties. We have also included a sensitivity with a 3-mile ring.

(2) Represents annualized IPNOI. See pages 4 and 21 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.

(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2018-2023.

(6) Average population density data represents average population per square mile within a 5-mile ring based on 2018 Claritas estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 1Q18. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by NOI.

(9) Annual job growth data represents MSA level growth from February 2017-February 2018 per Bureau of Labor Statistics.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

(dollars in thousands at Welltower pro rata ownership)

Seniors Housing Operating[1]

Total Performance	1Q17	2Q17	3Q17	4Q17	1Q18
Properties	476	477	492	495	507
Beds/Units	55,305	55,441	58,153	58,353	61,057
Total occupancy	89.0%	87.9%	87.6%	87.3%	86.4%
Total revenues	$ 646,186	$ 653,114	$ 675,389	$ 692,180	$ 698,788
Operating expenses	$ 441,991	$ 439,368	$ 455,572	$ 470,506	$ 477,918
NOI	$ 204,195	$ 213,746	$ 219,817	$ 221,674	$ 220,870
NOI margin	31.6%	32.7%	32.5%	32.0%	31.6%
Recurring cap-ex	$ 9,077	$ 9,756	$ 9,309	$ 17,014	$ 12,423
Other cap-ex	$ 13,624	$ 24,141	$ 39,891	$ 59,121	$ 18,806

Same Store Performance[2]	1Q17	2Q17	3Q17	4Q17	1Q18
Properties	461	461	461	461	461
Occupancy	89.6%	88.8%	88.7%	88.5%	87.7%
Same store revenues	$ 655,597	$ 660,098	$ 668,736	$ 669,321	$ 665,969
Compensation	271,675	270,149	275,493	280,054	282,969
Utilities	25,490	22,572	24,954	24,087	26,112
Food	23,802	24,094	24,329	24,540	23,458
Repairs and maintenance	14,526	14,881	15,226	16,507	15,868
Property taxes	20,733	20,993	20,687	18,473	20,440
All other	87,065	84,825	84,750	86,998	83,534
Same store operating expenses	443,291	437,514	445,439	450,659	452,381
Same store NOI	$ 212,306	$ 222,584	$ 223,297	$ 218,662	$ 213,588
Year over year growth rate					0.6%

Partners	Properties	Beds / Units	Welltower Ownership %
Sunrise Senior Living	171	14,213	98.8%
Revera	98	12,153	75.0%
Benchmark Senior Living	48	4,137	95.0%
Senior Resource Group	24	4,496	66.6%
Belmont Village	19	2,793	95.0%
Silverado Senior Living	27	2,482	95.6%
Chartwell Retirement Residences	40	7,809	52.4%
Sagora Senior Living	14	2,659	89.9%
Merrill Gardens	11	1,454	80.0%
Senior Star Living	11	2,064	90.0%
Brookdale Senior Living	13	1,787	80.0%
Discovery Senior Living	6	1,930	53.6%
Cogir Management Corporation	6	1,466	95.0%
Northbridge	6	506	95.0%
EPOCH Senior Living	3	230	95.0%
Oakmont Senior Living	2	145	100.0%
Avery	5	445	87.5%
Signature Senior Lifestyle	3	288	75.0%
Total	507	61,057	

Core Markets	1Q18 NOI	% of Total
Southern California	$ 36,423	16.5%
Northern California	15,592	7.1%
Boston	14,902	6.7%
New York / New Jersey	12,400	5.6%
Greater London	12,167	5.5%
Toronto	10,564	4.8%
Washington D.C.	6,585	3.0%
Montréal	5,965	2.7%
Ottawa	4,745	2.1%
Seattle	4,711	2.1%
Vancouver	3,001	1.4%
Manchester, UK	1,209	0.5%
Birmingham, UK	841	0.4%
Core Markets	129,105	58.4%
All Other	91,765	41.6%
Total	$ 220,870	100.0%

Notes:

(1) Excludes land and properties classified as held for sale.

(dollars in thousands at Welltower pro rata ownership)

Outpatient Medical

Core Performance[1]		1Q17		2Q17		3Q17		4Q17		1Q18
Properties		237		239		240		246		249
Square feet		15,580,349		15,733,848		15,775,193		16,145,070		16,285,804
Occupancy[2]		94.3%		94.0%		94.1%		93.8%		94.0%
Total revenues	$	121,873		121,842		124,706		125,139	$	126,368
Operating expenses	$	41,299		39,081		40,978		39,743	$	40,937
NOI	$	80,574	$	82,761	$	83,727	$	85,396	$	85,431
NOI margin		66.1%		67.9%		67.1%		68.2%		67.6%
Revenues per square foot[2]	$	33.76	$	33.31	$	34.08	$	33.59	$	33.69
NOI per square foot[2]	$	22.32	$	22.62	$	22.88	$	22.92	$	22.77
Recurring cap-ex	$	4,523	$	5,344	$	7,831	$	5,272	$	5,759
Other cap-ex	$	2,023	$	4,120	$	4,432	$	7,097	$	5,239

Same Store Performance[1, 3]		1Q17		2Q17		3Q17		4Q17		1Q18
Properties		226		226		226		226		226
Occupancy		94.5%		94.3%		94.3%		93.9%		94.1%
Same store revenues	$	117,159	$	115,635	$	117,356	$	116,640	$	117,764
Same store operating expenses		39,738		36,942		38,119		36,764		38,105
Same store NOI	$	77,421	$	78,693	$	79,237	$	79,876	$	79,659
Year over year growth rate										2.9%

Portfolio Diversification by Tenant[2, 4]		Rental Income	% of Total
Tenet Health	$	25,977	6.8%
Kelsey-Seybold		21,631	5.6%
Florida Medical Clinic		17,924	4.7%
Virtua		15,708	4.1%
Texas Health Resources		11,073	2.9%
Remaining Portfolio		290,691	75.9%
Total	$	383,004	100.0%

Quality Indicators[2]	
Health system affiliated properties as % of NOI	94.8%
Health system affiliated tenants as % of rental income	64.8%
Retention (trailing twelve months)	77.9%
In-house managed properties as % of square feet[5]	99.4%
Average remaining lease term	6.9
Average building size (square feet)	65,405
Average age (years)	12

Expirations[2]	2018	2019	2020	2021	2022	Thereafter
Occupied square feet	717,820	1,199,415	1,322,323	1,558,293	1,723,278	8,354,350
% of occupied square feet	4.8%	8.1%	8.9%	10.5%	11.6%	56.1%

Notes:

(1) Includes consolidated rental properties, mortgages, unconsolidated properties and development properties, and excludes land parcels and properties sold or classified as held for sale.

(2) Results and forecast include month-to-month and holdover leases, consolidated rental properties and unconsolidated properties, and excludes land parcels and properties sold or classified as held for sale. Per square foot amounts are annualized.

(3) Includes 226 same store properties representing 14,874,110 square feet. See page 23 for reconciliation.

(4) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes land parcels and all assets held for sale.

(5) Includes only multi-tenant properties.

(dollars in thousands at Welltower pro rata ownership)

Development Summary[1]

Facility	Unit Mix: Total	Independent Living	Assisted Living	Memory Care	Long-term/Post-acute Care	Commitment Amount	Balance at 3/31/18	Estimated Conversion
Seniors Housing Triple-Net								
Reigate, UK	87	-	63	24	-	$ 29,418	$ 18,521	2Q18
Macungie, PA	83	-	49	34	-	15,530	8,363	2Q18
El Dorado, CA	80	-	57	23	-	28,000	2,481	4Q18
Westerville, OH	90	-	63	17	10	22,800	3,635	4Q18
Kingswood, UK	73	-	46	27	-	12,143	2,778	1Q19
Apex, NC	152	98	30	24	-	30,883	-	3Q19
Edenbridge, UK	85	-	51	34	-	21,041	-	3Q19
Subtotal	**650**	**98**	**359**	**183**	**10**	**$ 159,815**	**$ 35,778**	
Long-Term/Post-Acute Care								
Exton, PA	120	-	-	-	120	$ 34,175	$ 23,305	2Q18
Seniors Housing Operating								
Bushey, UK	95	-	71	24	-	$ 42,870	$ 33,188	3Q18
Toronto, ON	332	332	-	-	-	34,241	18,264	2Q19
Wilton, CT	90	-	59	31	-	13,294	3,005	4Q19
Fairfield, CT	83	-	54	29	-	11,934	2,533	4Q19
New York, NY	151	-	69	82	-	141,666	73,410	1Q20
Wandsworth, UK	98	-	78	20	-	61,228	24,145	1Q20
Subtotal	**849**	**332**	**331**	**186**	**-**	**$ 305,233**	**$ 154,545**	

Outpatient Medical

Facility	Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 3/31/18	Estimated Conversion
Fort Worth, TX	91,427	100%	Yes	$ 45,880	$ 39,152	2Q18
Rockwall, TX	55,012	100%	Yes	16,350	12,082	2Q18
Palmer, AK	38,376	67%	Yes	12,345	3,513	3Q18
Brooklyn, NY	140,955	100%	Yes	105,177	51,521	3Q19
Mission Viejo, CA	104,500	100%	Yes	71,372	10,389	3Q19
Subtotal	**430,270**			**$ 251,124**	**$ 116,657**	

	Commitment Amount	Balance at 3/31/18
Total Development Projects	**$ 750,347**	**$ 330,285**

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects. Commitment amount represents current balances plus unfunded commitments to complete development.

(dollars in thousands at Welltower pro rata ownership)

Development Funding Projections[1]

	Projects	Beds / Units / Square Feet	Projected Yields[2]	Projected Future Funding: 2018 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors housing triple-net	7	650	7.4% $	84,801 $	39,236 $	124,037 $	159,815
Long-term/post-acute care	1	120	8.0%	10,870	-	10,870	34,175
Seniors housing operating	6	849	8.1%	54,972	95,716	150,688	305,233
Outpatient medical	5	430,270	6.7%	78,678	55,789	134,467	251,124
Total	**19**		**7.5% $**	**229,321 $**	**190,741 $**	**420,062 $**	**750,347**

Development Project Conversion Estimates[1]

Quarterly Conversions

		Amount	Projected Yields[2]
1Q18 actual	$	136,762	9.3%
2Q18 estimate		141,353	7.1%
3Q18 estimate		55,215	9.5%
4Q18 estimate		50,800	7.2%
1Q19 estimate		12,143	8.0%
2Q19 estimate		34,241	7.6%
3Q19 estimate		228,473	6.9%
4Q19 estimate		25,228	0.0%
1Q20 estimate		202,894	7.6%
	$	887,109	7.5%

Annual Conversions

		Amount	Projected Yields[2]
2018 estimate	$	384,130	8.2%
2019 estimate		300,085	6.5%
2020 estimate		202,894	7.6%
Total	$	887,109	7.5%

Unstabilized Properties

	12/31/2017 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	3/31/2018 Properties	Beds / Units
Seniors housing triple-net	31	(4)	2	(2)	27	2,675
Long-term/post-acute care	14	(2)	-	-	12	1,266
Seniors housing operating	20	-	4	-	24	2,383
Total	**65**	**(6)**	**6**	**(2)**	**63**	**6,324**

Occupancy	12/31/2017 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	Progressions	3/31/2018 Properties
0% - 50%	23	-	6	-	(6)	23
50% - 70%	24	(3)	-	-	(1)	20
70% +	18	(3)	-	(2)	7	20
Total	**65**	**(6)**	**6**	**(2)**	**-**	**63**

Occupancy	3/31/2018 Properties	Months In Operation	Revenues	% of Total Revenues[3]	Gross Investment Balance	% of Total Gross Investment
0% - 50%	23	5 $	45,318 $	1.1% $	512,726	1.7%
50% - 70%	20	20	38,093	0.9%	419,678	1.4%
70% +	20	26	61,000	1.4%	556,477	1.8%
Total	**63**	**16 $**	**144,411 $**	**3.4% $**	**1,488,881**	**4.9%**

Notes:

(1) Includes development projects (construction in progress, development loans, and in-substance real estate) and excludes expansion projects.

(2) Actual yields may vary.

(3) Includes revenues annualized from amounts presented on page 6.

(dollars in thousands at Welltower pro rata ownership)

Components of NAV

Stabilized NOI			Pro rata beds/units/square feet
Seniors housing operating[1]	$	887,812	47,888 units
Seniors housing triple-net		528,308	31,236 units
Long-term/post-acute care		209,572	15,996 beds
Outpatient medical		339,904	15,003,313 square feet
Total in-place NOI[2]	$	1,965,596	
Incremental stabilized NOI[3]		35,969	
Total stabilized NOI	$	2,001,565	

Obligations		
Lines of credit	$	865,000
Senior unsecured notes[4]		8,006,989
Secured debt[4]		2,666,303
Capital lease obligations		71,848
Total Debt	$	11,610,140
Add (Subtract):		
Other liabilities (assets), net[5]	$	449,416
Cash and cash equivalents and restricted cash		(264,119)
Preferred stock		718,498
Net Obligations	$	12,513,935

Other Assets			Effective Interest Rate[7]
Land parcels	$	50,549	
Real estate loans receivable[6]	$	348,681	8.2%
Non real estate loans receivable	$	297,595	8.9%
Other investments[8]	$	42,273	
Investments held for sale[9]	$	428,622	
Development properties:[10]			
Current balance	$	342,327	
Unfunded commitments		427,658	
Committed balances	$	769,985	
Projected yield		7.5%	
Projected NOI	$	57,749	
Common Shares Outstanding		371,971	

Notes:

(1) Includes $13,056,000 attributable to our proportional share of income from unconsolidated management company investments.

(2) See page 21 for reconciliation.

(3) Represents incremental NOI from seniors housing operating lease-up properties that have been open for less than two years.

(4) Amounts represent principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1.3 billion of foreign secured debt.

(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as follows:

Unearned revenues	$	204,113
Below/(above) market lease intangibles, net		39,846
Deferred taxes, net		(13,456)
Available-for-sale equity investments		(14,443)
In place lease intangibles, net		(49,437)
Other non-cash liabilities / (assets), net		3,886
Total non-cash liabilities/(assets), net	$	170,509

(6) Represents $417,053,000 of real estate loans excluding development loans and net of $68,372,000 of allowance for loan losses.

(7) Average cash-pay interest rates are 7.7% and 6.1% for real estate and non real estate loans, respectively. Rates exclude non-accrual/interest-free loans.

(8) Represents fair value estimate of unconsolidated equity investments including Genesis Healthcare stock and a management company investment not reflected in NOI.

(9) Represents expected proceeds from assets held for sale.

(10) See pages 12-13. Also includes expansion projects.

(dollars in thousands at Welltower pro rata ownership)

Net Operating Income[1]

	1Q17	2Q17	3Q17	4Q17	1Q18
Revenues:					
Seniors housing triple-net					
Rental income	$ 153,202	$ 145,575	$ 148,492	$ 145,824	$ 143,923
Interest income	7,715	7,989	8,083	7,144	7,087
Other income	1,356	2,177	1,240	936	312
Total revenues	162,273	155,741	157,815	153,904	151,322
Long-term/post-acute care					
Rental income	75,943	74,648	74,441	74,422	63,284
Interest income	12,964	12,912	12,105	4,831	7,463
Other income	409	365	1,948	(900)	1,064
Total revenues	89,316	87,925	88,494	78,353	71,811
Seniors housing operating					
Resident fees and service	654,481	660,591	682,589	699,545	704,930
Interest income	69	-	-	-	85
Other income	1,412	1,030	1,432	1,118	1,143
Total revenues	655,962	661,621	684,021	700,663	706,158
Outpatient medical					
Rental income	129,214	128,848	131,792	131,950	126,785
Interest income	-	-	-	-	12
Other income	440	707	495	461	182
Total revenues	129,654	129,555	132,287	132,411	126,979
Corporate and land					
Rental income	48	54	84	26	86
Other income	293	150	651	322	307
Total revenues	341	204	735	348	393
Total					
Rental income	358,407	349,125	354,809	352,222	334,078
Resident fees and service	654,481	660,591	682,589	699,545	704,930
Interest income	20,748	20,901	20,188	11,975	14,647
Other income	3,910	4,429	5,766	1,937	3,008
Total revenues	**1,037,546**	**1,035,046**	**1,063,352**	**1,065,679**	**1,056,663**
Property operating expenses:					
Seniors housing triple-net	-	-	-	-	17
Seniors housing operating	449,666	446,219	462,531	477,430	484,636
Outpatient medical	41,818	39,388	41,347	40,057	41,010
Corporate and land	196	178	95	60	163
Total property operating expenses	**491,680**	**485,785**	**503,973**	**517,547**	**525,826**
Net operating income:					
Seniors housing triple-net	162,273	155,741	157,815	153,904	151,305
Long-term/post-acute care	89,316	87,925	88,494	78,353	71,811
Seniors housing operating	206,296	215,402	221,490	223,233	221,522
Outpatient medical	87,836	90,167	90,940	92,354	85,969
Corporate and land	145	26	640	288	230
Net operating income	**$ 545,866**	**$ 549,261**	**$ 559,379**	**$ 548,132**	**$ 530,837**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 20. Includes amounts from investments sold or held for sale. See pages 10-11 for more information.

(dollars in thousands)

Leverage and EBITDA Reconciliations[1]

	Twelve Months Ended 3/31/2018		Three Months Ended 3/31/2018	
Net income (loss)	$	656,551	$	453,555
Interest expense		488,800		122,775
Income tax expense (benefit)		19,471		1,588
Depreciation and amortization		921,645		228,201
EBITDA	**$**	**2,086,467**	**$**	**806,119**
Loss (income) from unconsolidated entities		62,448		2,429
Stock-based compensation[2]		25,753		11,557
Loss (gain) on extinguishment of debt, net		17,593		11,707
Impairment of assets		141,637		28,185
Loss (gain) on real estate dispositions, net		(438,342)		(338,184)
Provision for loan losses		62,966		-
Loss (gain) on derivatives and financial instruments, net		(6,113)		(7,173)
Other expenses[2]		167,524		2,804
Total adjustments		33,466		(288,675)
Adjusted EBITDA	**$**	**2,119,933**	**$**	**517,444**
Interest Coverage Ratios				
Interest expense	$	488,800	$	122,775
Capitalized interest		11,696		2,336
Non-cash interest expense		(12,858)		(4,179)
Total interest	**$**	**487,638**	**$**	**120,932**
EBITDA	$	2,086,467	$	806,119
Interest coverage ratio		**4.28x**		**6.67x**
Adjusted EBITDA	$	**2,119,933**	$	**517,444**
Adjusted Interest coverage ratio		**4.35x**		**4.28x**
Fixed Charge Coverage Ratios				
Total interest	$	487,638	$	120,932
Secured debt principal amortization		62,077		14,247
Preferred dividends		46,707		11,676
Total fixed charges	**$**	**596,422**	**$**	**146,855**
EBITDA	$	2,086,467	$	806,119
Fixed charge coverage ratio		**3.50x**		**5.49x**
Adjusted EBITDA	$	**2,119,933**	$	**517,444**
Adjusted Fixed charge coverage ratio		**3.55x**		**3.52x**
Net Debt to EBITDA Ratios				
Total debt			$	11,349,840
Less: cash and cash equivalents[3]				(202,824)
Net debt			**$**	**11,147,016**
EBITDA Annualized				3,224,476
Net debt to EBITDA ratio				**3.46x**
Adjusted EBITDA Annualized			$	2,069,776
Net debt to Adjusted EBITDA ratio				**5.39x**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 20.

(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.

(3) Includes IRC Section 1031 deposits, if any.

(amounts in thousands except share price)

Leverage and Current Capitalization

			% of Total
Book Capitalization			
Lines of credit	$	865,000	3.3%
Long-term debt obligations[1]		10,484,840	39.4%
Cash and cash equivalents[2]		(202,824)	-0.8%
Net debt to consolidated book capitalization		**11,147,016**	**41.9%**
Total equity[3]		15,448,201	58.1%
Consolidated book capitalization	**$**	**26,595,217**	**100.0%**
Joint venture debt, net[4]		167,908	
Total book capitalization	**$**	**26,763,125**	
Undepreciated Book Capitalization			
Lines of credit	$	865,000	2.7%
Long-term debt obligations[1]		10,484,840	33.2%
Cash and cash equivalents[2]		(202,824)	-0.6%
Net debt to consolidated undepreciated book capitalization		**11,147,016**	**35.3%**
Accumulated depreciation and amortization		4,990,780	15.8%
Total equity[3]		15,448,201	48.9%
Consolidated undepreciated book capitalization	**$**	**31,585,997**	**100.0%**
Joint venture debt, net[4]		167,908	
Total undepreciated book capitalization	**$**	**31,753,905**	
Enterprise Value			
Lines of credit	$	865,000	2.6%
Long-term debt obligations[1]		10,484,840	31.8%
Cash and cash equivalents[2]		(202,824)	-0.6%
Net debt to consolidated enterprise value		**11,147,016**	**33.8%**
Common shares outstanding		371,971	
Period end share price		$54.43	
Common equity market capitalization		**20,246,382**	**61.3%**
Noncontrolling interests[3]		889,766	2.7%
Preferred stock		718,498	2.2%
Consolidated enterprise value	**$**	**33,001,662**	**100.0%**
Joint venture debt, net[4]		167,908	
Total enterprise value	**$**	**33,169,570**	
Secured Debt as % of Total Assets			
Secured debt[1]	**$**	**2,488,652**	**9.0%**
Total assets	$	27,746,659	
Total Debt as % of Total Assets			
Total debt[1]	**$**	**11,349,840**	**40.9%**
Total assets	$	27,746,659	
Unsecured Debt as % of Unencumbered Assets			
Unsecured debt[1]	**$**	**8,789,340**	**33.9%**
Unencumbered assets	$	25,930,742	

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) Inclusive of IRC Section 1031 deposits, if any.

(3) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.

(4) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

(dollars in thousands)

Debt Maturities and Principal Payments[1]

Year	Lines of Credit[2]	Senior Unsecured Notes[3,4,5]	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt[6]	% of Total	Wtd. Avg. Interest Rate
2018	$ -	$ -	$ 350,257	$ 25,529	$ (105,911)	$ 269,875	2.3%	4.0%
2019	-	600,000	483,773	72,990	(88,423)	1,068,340	9.3%	4.1%
2020	-	690,220	138,069	51,300	(31,933)	847,656	7.3%	5.0%
2021	865,000	1,143,934	228,870	25,029	(41,269)	2,221,564	19.3%	2.5%
2022	-	600,000	224,905	12,610	(30,703)	806,812	7.0%	4.9%
2023	-	500,000	286,385	18,804	(103,189)	702,000	6.1%	4.0%
2024	-	400,000	288,756	36,381	(81,518)	643,619	5.6%	4.4%
2025	-	1,250,000	128,284	371,799	(31,606)	1,718,477	14.9%	3.9%
2026	-	700,000	38,936	15,666	(9,245)	745,357	6.5%	4.2%
2027	-	-	137,606	60,097	(34,969)	162,734	1.4%	3.6%
Thereafter	-	2,122,835	192,554	64,470	(28,001)	2,351,858	20.3%	4.9%
Totals	**$ 865,000**	**$ 8,006,989**	**$ 2,498,395**	**$ 754,675**	**$ (586,767)**	**$ 11,538,292**	**100.0%**	
Weighted Avg Interest Rate[7]	3.4%	4.5%	3.7%	3.8%	3.5%	4.2%		
Weighted Avg Maturity Years	3.1	7.8	5.5	8.5	5.4	7.1		
% Floating Rate Debt	100.0%	8.8%	34.9%	15.2%	54.2%	19.4%		

Debt by Local Currency[1]

	Lines of Credit	Senior Unsecured Notes	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt	Investment Hedges[8]
United States	$ 865,000	$ 6,107,500	$ 1,143,487	$ 546,411	$ (278,911)	$ 8,383,487	$ -
United Kingdom	-	1,472,835	188,916	-	(47,229)	1,614,522	771,485
Canada	-	426,654	1,165,992	208,264	(260,627)	1,540,283	446,048
Totals	**$ 865,000**	**$ 8,006,989**	**$ 2,498,395**	**$ 754,675**	**$ (586,767)**	**$ 11,538,292**	**$ 1,217,533**

Notes:

(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(2) The primary unsecured credit facility has capacity of $3.7 billion with remaining availability of $2.1 billion. As of March 31, 2018, letters of credit in the aggregate amount of $22 million have been issued which reduces the available borrowing capacity. The unsecured revolving credit facility matures on May 13, 2020 (with an option to extend for two successive terms of six months each at our discretion) and the term credit facilities mature on May 13, 2021.

(3) 2021 amounts include a $500 million term loan and a CAD$250 million unsecured term loan (approximately $194 million USD at March 31, 2018). The loans mature on May 13, 2021. The interest rates on the loans are LIBOR + 95 bps for USD and CDOR + 95 bps for CAD.

(4) 2020 amounts include CAD$300 million of 3.35% senior unsecured notes (approximately $233 million USD at March 31, 2018). The notes mature on November 25, 2020.

(5) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately $771 million USD at March 31, 2018). The notes mature on November 20, 2028. Also included is £500 million of 4.5% senior unsecured notes (approximately $701 million USD at March 31, 2018). The notes mature on December 1, 2034.

(6) Excludes capital lease obligations of $71.8 million, of which $0.2 million mature in October 2018, $0.3 million mature in August 2019, $69.4 million mature in April 2023 and $1.9 million have various maturities.

(7) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 90 bps. Senior notes and secured debt average interest rate represents the face value note rate.

(8) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD ($29.9) million, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.

MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city's center.

Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.

Quality Mix: Non-Medicaid revenue as a percentage of total revenue at a facility.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale and assets disposed of during the current quarter.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

The company believes that revenues and net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), are the most appropriate earnings measurements. However, the company considers EBITDA, A-EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI (IPNOI) and SSNOI to be useful supplemental measures of its operating performance. Excluding EBITDA and A-EBITDA, these supplemental measures are disclosed on a Welltower pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners' noncontrolling ownership interests and adding Welltower's minority ownership share of unconsolidated amounts. Welltower does not control unconsolidated investments. While the company considers pro rata disclosures useful, they may not accurately depict the legal and economic implications of Welltower's joint venture arrangements and should be used with caution.

The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and outpatient medical properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans, and sub-leases as well as any properties acquired, developed/redeveloped (including major refurbishments where 20% or more of units are simultaneously taken out of commission for 30 days or more), sold or classified as held for sale during that period are excluded from the same store amounts. Properties undergoing operator transitions and/or segment transitions (except triple-net to seniors housing operating with the same operator) are also excluded from the same store amounts. Normalizers include adjustments that in management's opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in the company's financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. The company believes NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. The company uses REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing operating portfolio.

We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code ("IRC") Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our senior unsecured notes contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined A-EBITDA to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, and other expenses. We believe that EBITDA and A-EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and A-EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and A-EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends. Our leverage ratios include net debt to A-EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands)

Non-GAAP Reconciliations

NOI Reconciliation	1Q17	2Q17	3Q17	4Q17	1Q18
Net income (loss)	$ 337,610	$ 203,441	$ 89,299	$ (89,743)	$ 453,555
Loss (gain) on real estate dispositions, net	(244,092)	(42,155)	(1,622)	(56,381)	(338,184)
Loss (income) from unconsolidated entities	23,106	3,978	(3,408)	59,449	2,429
Income tax expense (benefit)	2,245	(8,448)	669	25,663	1,588
Other expenses	11,675	6,339	99,595	60,167	3,712
Impairment of assets	11,031	13,631	-	99,821	28,185
Provision for loan losses	-	-	-	62,966	-
Loss (gain) on extinguishment of debt, net	31,356	5,515	-	371	11,707
Loss (gain) on derivatives and financial instruments, net	1,224	736	324	-	(7,173)
General and administrative expenses	31,101	32,632	29,913	28,365	33,705
Depreciation and amortization	228,276	224,847	230,138	238,458	228,201
Interest expense	118,597	116,231	122,578	127,217	122,775
Consolidated net operating income	$ 552,129	$ 556,747	$ 567,486	$ 556,353	$ 540,500
NOI attributable to unconsolidated investments[1]	21,279	21,873	22,431	21,539	21,620
NOI attributable to noncontrolling interests[2]	(27,542)	(29,359)	(30,538)	(29,760)	(31,283)
Pro rata net operating income (NOI)[3]	$ 545,866	$ 549,261	$ 559,379	$ 548,132	$ 530,837

In-Place NOI Reconciliation

At Welltower pro rata ownership	Seniors Housing Triple-net	Long-Term /Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Corporate & Land	Total
Revenues	$ 151,322	$ 71,811	$ 706,158	$ 126,979	$ 393	$ 1,056,663
Property operating expenses	(17)	-	(484,636)	(41,010)	(163)	(525,826)
NOI[3]	$ 151,305	$ 71,811	$ 221,522	$ 85,969	$ 230	$ 530,837
Adjust:						
Interest income	(7,087)	(7,463)	(85)	(12)	-	(14,647)
Other income	(312)	(1,064)	(1,143)	(182)	(307)	(3,008)
Sold / held for sale	(5,593)	(6,225)	(647)	(536)	-	(13,001)
Developments / land	-	(7)	141	1	77	212
Non In-Place NOI[4]	(6,870)	(4,659)	(1,991)	(1,709)	-	(15,229)
Timing adjustments[5]	634	-	4,156	1,445	-	6,235
Total adjustments	$ (19,228)	$ (19,418)	$ 431	$ (993)	$ (230)	$ (39,438)
In-Place NOI	$ 132,077	$ 52,393	$ 221,953	$ 84,976	$ -	$ 491,399
Annualized In-Place NOI	$ 528,308	$ 209,572	$ 887,812	$ 339,904	$ -	$ 1,965,596

Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 15 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation

	United States	United Kingdom	Canada	Total
Consolidated SHO revenues [1]	544,194	79,037	113,936	737,167
Unconsolidated SHO revenues attributable to Welltower [2]	22,203	-	20,692	42,895
SHO revenues attributable to noncontrolling interests [3]	(42,110)	(5,712)	(26,082)	(73,904)
Pro rata SHO revenues [4]	524,287	73,325	108,546	706,158
SHO interest and other income	(1,008)	(26)	(194)	(1,228)
SHO revenues attributable to held for sale properties	(5,859)	(1,341)	-	(7,200)
Adjustment for standardized currency rate [5]	-	(2,136)	1,260	(876)
SHO local revenues	517,420	69,822	109,612	696,854
Average occupied units/month	24,543	2,704	12,557	39,804
REVPOR/month in USD	7,125	8,728	2,950	5,917
REVPOR/month in local currency [5]		£ 6,465	C$ 3,688	

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total	
	1Q17	1Q18	1Q17	1Q18	1Q17	1Q18	1Q17	1Q18
SHO SS REVPOR Growth								
Consolidated SHO revenues [1]	498,943	544,194	65,939	79,037	106,985	113,936	671,867	737,167
Unconsolidated SHO revenues attributable to Welltower [2]	22,110	22,203	-	-	19,792	20,692	41,902	42,895
SHO revenues attributable to noncontrolling interests [3]	(29,344)	(42,110)	(3,441)	(5,712)	(25,022)	(26,082)	(57,807)	(73,904)
SHO pro rata revenues [4]	491,709	524,287	62,498	73,325	101,755	108,546	655,962	706,158
Non-cash revenues on same store properties	(80)	(235)	(19)	(21)	-	-	(99)	(256)
Revenues attributable to non-same store properties	(11,548)	(18,301)	(11,425)	(15,010)	(3,607)	(6,043)	(26,580)	(39,354)
Currency and ownership adjustments [5]	4,128	-	4,574	(1,730)	5,746	1,151	14,448	(579)
SH-NNN to SHO conversions [6]	11,866	-	-	-	-	-	11,866	-
SHO SS revenues [7]	496,075	505,751	55,628	56,564	103,894	103,654	655,597	665,969
Avg. occupied units/month [8]	24,382	23,970	2,160	2,159	12,035	11,725	38,577	37,854
SHO SS REVPOR [9]	6,876	7,131	8,704	8,854	2,918	2,988	5,744	5,946
SS REVPOR YOY growth		3.7%		1.7%		2.4%		3.5%
SHO SSNOI Growth								
Consolidated SHO NOI [1]	150,421	163,010	19,133	18,955	39,888	43,261	209,442	225,226
Unconsolidated SHO NOI attributable to Welltower [2]	8,938	8,144	-	-	7,604	7,993	16,542	16,137
SHO NOI attributable to noncontrolling interests [3]	(10,065)	(9,491)	(173)	(385)	(9,450)	(9,965)	(19,688)	(19,841)
SHO pro rata NOI [4]	149,294	161,663	18,960	18,570	38,042	41,289	206,296	221,522
Non-cash NOI on same store properties	260	(679)	(19)	(21)	-	1	241	(699)
NOI attributable to non-same store properties	(3,204)	(4,950)	(1,710)	(697)	(1,181)	(2,072)	(6,095)	(7,719)
Currency and ownership adjustments [5]	893	-	1,543	(525)	2,155	443	4,591	(82)
SH-NNN to SHO conversions [10]	7,020	-	-	-	-	-	7,020	-
Other normalizing adjustments [11]	253	100	-	406	-	60	253	566
SHO pro rata SSNOI [7]	154,516	156,134	18,774	17,733	39,016	39,721	212,306	213,588
SHO SSNOI growth		1.0%		-5.5%		1.8%		0.6%
SHO SSNOI/Unit								
Trailing four quarters' SSNOI [4]		641,254		76,668		160,209		878,131
Average units in service [12]		27,972		2,534		13,072		43,578
SSNOI/unit in USD		22,925		30,256		12,256		20,151
SSNOI/unit in local currency [5]				£ 22,412		C$ 15,320		

Notes:

(1) Represents consolidated revenues or consolidated NOI (revenues less property operating expenses) per Note 17 to Welltower's Form 10-Q for the quarter ended March 31, 2018.
(2) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(3) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(4) Represents SHO revenues/NOI/SSNOI at Welltower pro rata ownership. See pages 15 & 23 for more information.
(5) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.25 and to translate UK properties at a GBP/USD rate of 1.35.
(6) Represents the performance of certain properties that were converted from SH-NNN to SHO with the same operator. Amounts represent revenue-only component of unaudited operating results provided by the operator and were not a component of WELL earnings.
(7) Represents SS SHO revenues/NOI at Welltower pro rata ownership.
(8) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(9) Represents pro rata SS average revenues generated per occupied room per month.
(10) Represents the performance of certain properties that were converted from SH-NNN to SHO with the same operator. Amounts represent unaudited operating results provided by the operator and were not a component of WELL earnings.
(11) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(12) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store Property Reconciliation	SH-NNN	LT/PAC	SHO	OM	Total
Total properties	408	182	517	259	1,366
Recent acquisitions/ development conversions	(19)	(1)	(25)	(17)	(62)
Under development/redevelopment	(1)	(4)	(16)	(5)	(26)
Current held for sale	(13)	(23)	(7)	(2)	(45)
Land parcels, loans and sub-leases	(19)	(7)	(4)	(8)	(38)
Transitions	(7)	-	(3)	(1)	(11)
Other[1]	-	-	(1)	-	(1)
Same store properties	349	147	461	226	1,183

Same Store NOI Reconciliation		1Q17	2Q17	3Q17	4Q17	1Q18	Y/o/Y
Seniors Housing Triple-net							
NOI	$	162,273 $	155,741 $	157,815 $	153,904 $	151,305	
Non-cash NOI on same store properties		(4,117)	(3,921)	(3,326)	(3,345)	(4,650)	
NOI attributable to non-same store properties		(40,687)	(35,308)	(37,015)	(31,788)	(25,391)	
Currency and ownership adjustments[2]		(657)	666	395	325	(544)	
Other normalizing adjustments[5]		252	252	164	-	(138)	
SSNOI		117,064	117,430	118,033	119,096	120,582	3.0%
Long-Term/Post-Acute Care							
NOI		89,316	87,925	88,494	78,353	71,811	
Non-cash NOI on same store properties		(3,532)	(2,561)	(3,701)	(1,125)	(4,684)	
NOI attributable to non-same store properties		(29,597)	(28,197)	(27,264)	(19,599)	(17,551)	
Currency and ownership adjustments[2]		96	123	4	28	19	
Normalizing adjustments for rent restructurings[3]		(8,206)	(8,527)	(8,568)	(8,546)	-	
Other normalizing adjustments[5]		340	380	382	384	-	
SSNOI		48,417	49,143	49,347	49,495	49,595	2.4%
Seniors Housing Operating							
NOI		206,296	215,402	221,490	223,233	221,522	
Non-cash NOI on same store properties		241	475	170	(389)	(699)	
NOI attributable to non-same store properties		(6,095)	(5,103)	(5,481)	(6,487)	(7,719)	
Currency and ownership adjustments[2]		4,591	5,111	1,598	976	(82)	
SH-NNN to SHO conversions[4]		7,020	6,906	5,323	-	-	
Other normalizing adjustments[5]		253	(207)	197	1,329	566	
SSNOI		212,306	222,584	223,297	218,662	213,588	0.6%
Outpatient Medical							
NOI		87,836	90,167	90,940	92,354	85,969	
Non-cash NOI on same store properties		(2,577)	(2,131)	(1,695)	(1,973)	(1,187)	
NOI attributable to non-same store properties		(7,615)	(9,472)	(10,029)	(10,279)	(4,904)	
Currency and ownership adjustments[2]		(28)	286	44	(67)	(216)	
Other normalizing adjustments[5]		(195)	(157)	(23)	(159)	(3)	
SSNOI		77,421	78,693	79,237	79,876	79,659	2.9%
Corporate & Land							
NOI		145	26	640	288	230	
NOI attributable to non-same store properties		(145)	(26)	(640)	(288)	(230)	
SSNOI		-	-	-	-	-	
Total							
NOI		545,866	549,261	559,379	548,132	530,837	
Non-cash NOI on same store properties		(9,985)	(8,138)	(8,552)	(6,832)	(11,220)	
NOI attributable to non-same store properties		(84,139)	(78,106)	(80,429)	(68,441)	(55,795)	
Currency and ownership adjustments		4,002	6,186	2,041	1,262	(823)	
Normalizing adjustments, net		(536)	(1,353)	(2,525)	(6,992)	425	
SSNOI	$	455,208 $	467,850 $	469,914 $	467,129 $	463,424	1.8%

Notes :

(1) Includes 1 flooded property.

(2) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.25 and to translate UK properties at a GBP/USD rate of 1.35.

(3) Represents adjustments related to rent restructuring for one LTPAC master lease.

(4) Represents the performance of certain properties that were converted from SH-NNN to SHO with the same operator. Amounts represent unaudited operating results provided by the operator and were not a component of WELL earnings.

(5) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.

Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission ("SEC"). Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated April 25, 2018 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. The company also routinely posts important information on its website at www.welltower.com in the "Investors" section, including corporate and investor presentations and financial information. The company intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on its website under the heading "Investors." Accordingly, investors should monitor such portion of the company's website in addition to following its press releases, public conference calls and filings with the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower

Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people's wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com